Sub-Item 77Q1(d): Copies of Material Amendments to the Trusts Declaration of Trust Relating to Sub-Item 77I
The terms of the Class A, Class C, Institutional, Class IR and Class R Shares for the Fund are described in the filing made pursuant to Rule 497, filed with the Securities and Exchange Commission on April 30, 2013 (Accession No. 0001193125 13 187840).